This AMENDED AND RESTATED CONSULTING  AGREEMENT dated effective the 1st day
          ------------------------------------------
of May,  2002, is between,  MICRON  ENVIRO  SYSTEMS INC. of Suite 990, 1500 West
                            ----------------------------
Georgia Street  Vancouver,  B.C., (the "Company"),  and Graeme Sewell,  of Suite
                                                        -------------
980, 1500 West Georgia Street, Vancouver, B.C. V6C 2T7 (the "Consultant").

     In consideration of the premises and the mutual covenants and agreements hereinafter set forth, IT IS AGREED as follows:

1. The Consultant has represented to the Company that it has the technical, business or management expertise to provide certain technical, business and/or management services to the Company, other than services of a promotional, investor relations or fiscal agency nature (the "Services").

2. The Company hereby retains the Consultant to provide the Services to the Company for a term of twenty four (24) months unless extended or terminated earlier as hereinafter provided (the "Term"). If it is reasonably necessary for the Consultant to have the aid of assistants or the services of other persons, companies or firms in order to perform properly the duties and obligations required of the Consultant pursuant to this agreement, the Consultant may, from time to time, utilize the services of those assistants. Any direction or consultation given or service performed by the Consultant pursuant to the provisions of this Agreement shall constitute the direction or consultation of the performance of service by the Consultant.

3. During the Term, the Consultant shall diligently and faithfully devote the time, effort and ability to the Company's affairs and business necessary to perform the Services.

4. In consideration for the provision of the Services, the Company shall pay the Consultant a fee in the amount of 250,000 shares of the Company's $.001 par value common stock for Services actually rendered.

5. Notwithstanding the fact that the Company shall (i) subdivide its issued and outstanding shares of common stock, (ii) combine its issued and outstanding shares of common stock into a smaller number of shares of any class of common stock, or (iii) issue any shares of its capital stock in a reclassification of its common stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation), the number of shares of the Company's common stock payable to the Consultant each month during the Term shall continue to be and hereby is 250,000.

6. The Company is aware that the Consultant also provides services to other companies and that these other companies will require a certain portion of the Consultant's time.
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7.   This agreement may be terminated at any time by either party on ninety (90)
days' prior written notice to the other party.

8. The Consultant shall not, either prior to, during or after the Term, disclose to any person, nor make use of, any information whatsoever relating to the Company, its business, policies, methods or information which he/she shall have acquired in any manner.

9. The Services are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by the Consultant without the prior written consent of the Company.

10. If any provision, word or clause of this Agreement shall be held to be illegal, invalid or unenforceable for any reason, such illegality, invalidity or unenforceability shall not affect the remaining provisions which shall be fully severable, and this agreement shall be construed and enforced without regard to such illegal, invalid or unenforceable provision.

11. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the parties hereto hereby irrevocably attorn to the exclusive jurisdiction of the Courts of such Province.

12. The Company and the Consultant each represent and warrant to the other that they have read this agreement, that they have sought and obtained independent legal advice with respect to the contents hereof and that they fully understand the terms and legal effect of this agreement.


MICRON ENVIRO SYSTEMS INC.,                              CONSULTANT
a Nevada corporation

Per:                                       Per:
       ------------------------------             ---------------------------
       Authorized Signatory                       Graeme Sewell